UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

______________________________

WASHINGTON, D.C.  20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

February 27, 2019

EMPIRE PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-16653	73-1238709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1203 E. 33rd Street, Suite 250, Tulsa Oklahoma	74105
(Address of principal executive offices)	(Zip Code)

(539) 444-8002
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐⁭  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐⁭  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐⁭  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐⁭  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Empire North Dakota LLC, a Delaware limited liability company and wholly owned subsidiary of Empire Petroleum Corporation ("Empire North Dakota"), entered into a purchase and sale agreement dated as of February 15, 2019 (the "Purchase Agreement"), with EnergyQuest II, LLC, a Texas limited liability company ("Seller"), pursuant to which, among other things, Empire North Dakota has agreed to acquire certain oil and gas properties from Seller in Montana and North Dakota comprising of 183 gross wells currently producing approximately 355 net barrels of oil per day and approximately 20,700 net acres.  The Purchase Agreement was not executed and delivered by the parties until February 27, 2019.  Pursuant to the Purchase Agreement, (i) the purchase price shall be $5,600,000 (subject to customary adjustments), (ii) the effective date of the transactions contemplated by Purchase Agreement shall be January 1, 2019, and (iii) the closing date shall be March 22, 2019.  The Purchase Agreement also contains various representations and warranties, covenants, indemnities, limitations of liability and other terms and conditions that are customary for transactions similar to the transactions contemplated by the Purchase Agreement.  The foregoing description of the Purchase Agreement is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

2.1	Purchase and Sale Agreement dated as of February 15, 2019, by and between EnergyQuest and Empire North Dakota LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE PETROLEUM CORPORATION

Date: March 5, 2019	By:	/s/ Michael R. Morrisett
Michael R. Morrisett
President